Exhibit 4.4

Exhibit 4.4 CERTIFICATE NO for shares issued to Date from whom transferred dated no. original certificate no. original shares no. of shares transferred received certificate no. for shares this day of number shares this certifies that is the owner of shares of the capital stock of transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed. In witness thereof, the said corporation has caused this certificate to be signed by its duly authorized offices and to be sealed with the seal of the corporation this day of A.D shares EACH.

CERTIFICATE FOR SHARES OF THE CAPITAL STOCK ISSUED TO DATE For Value Received, hereby sell, assign and transfer unto Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises. Dated In presence of NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.